Sensata Technologies Announces Expiration and Results of the

Tender Offers for its Senior and Senior Subordinated Notes

Almelo, the Netherlands, 31 March 2009

Sensata Technologies B.V. (“Sensata”), a global designer and manufacturer of sensors and controls, today announced the expiration and final results of two previously announced cash tender offers, one to purchase the maximum aggregate principal amount of its 8% Senior Notes due 2014 (the “Dollar Notes”) that it can purchase for $42,000,000 (excluding accrued interest) at a purchase price per $1,000 principal amount determined in accordance with a modified Dutch auction procedure on the terms and conditions set forth in the Offer to Purchase dated March 3, 2009 (the “Offer to Purchase”) and the other to purchase the maximum aggregate principal amount of its 9% Senior Subordinated Notes due 2016 (the “9% Notes”) and its 11.25% Senior Subordinated Notes due 2014 (the “11.25% Notes” and, together with the 9% Notes, the “Euro Notes”) that it can purchase for $10,000,000 (or €7,591,285 as determined based upon the U.S. dollar/euro rate, expressed as the amount of U.S. dollars per one euro as set forth on the Reuters World Currency Page as of 11:00 A.M., London time, on the Expiration Date (as defined below)) (excluding accrued interest) at a purchase price per €1,000 principal amount determined in accordance with a modified Dutch auction procedure on the terms and conditions set forth in the Offer to Purchase. The offer to purchase the Dollar Notes is referred to as the “Dollar Tender Offer,” the offer to purchase the Euro Notes is referred to as the “Euro Tender Offer,” and the Dollar Tender Offer and Euro Tender Offer are collectively referred to as the “Tender Offers.” The Dollar Tender Offer and the Euro Tender Offer each expired at 11:59 P.M., New York City time, on March 30, 2009 (the “Expiration Date”).

As contemplated by the Offer to Purchase, Sensata has assigned its right to purchase the Dollar Notes validly tendered (and not validly withdrawn) pursuant to the Dollar Tender Offer to its wholly owned subsidiary, Sensata Technologies, Inc., a Delaware corporation (“STI”). Immediately following the settlement of the Dollar Tender Offer, STI will transfer the Dollar Notes purchased pursuant to the Dollar Tender Offer to Sensata for cancellation.

STI has accepted for purchase all of the Dollar Notes validly tendered (and not validly withdrawn) in the Dollar Tender Offer. The aggregate principal amount of the Dollar Notes validly tendered (and not validly withdrawn) pursuant to the Dollar Tender Offer was $109,994,000, representing approximately 24.4% of the outstanding Dollar Notes. The Dollar Clearing Premium (as defined in the Offer to Purchase) for the Dollar Notes is $70 per $1,000 principal amount of Dollar Notes tendered. The consideration payable per $1,000 principal amount of Dollar Notes is listed in the table below.

The Euro Tender Offer is oversubscribed and, therefore, Sensata has accepted for purchase a pro rata portion of the Euro Notes validly tendered (and not validly withdrawn) in the Euro Tender Offer. The aggregate principal amounts of the 9% Notes and 11.25% Notes validly tendered (and not validly withdrawn) pursuant to the Euro Tender Offer were €68,142,000 and €4,000,000, respectively (or €72,142,000 in total), representing approximately 29.9% and 2.8% of the outstanding 9% Notes and 11.25% Notes, respectively (or 19.6% of the outstanding Euro Notes). Pursuant to the prorationing described in the Offer to Purchase, the aggregate principal amounts of the 9% Notes and 11.25% Notes accepted for purchase pursuant to the Euro Tender Offer were €40,301,000 and €4,000,000, respectively (or €44,301,000 in total), representing approximately 17.7% and 2.8% of the outstanding 9% Notes and 11.25% Notes, respectively (or 12.0% of the outstanding Euro Notes). The Euro Clearing Premium (as defined in the Offer to Purchase) for the Euro Notes is €5 per €1,000 principal amount of Euro Notes tendered. The consideration payable per €1,000 principal amount of Euro Notes is listed in the table below. All Euro Notes tendered with a Euro Bid Premium (as defined in the Offer to Purchase) below the Euro Clearing Premium have been accepted in full; Euro Notes tendered with a Euro Bid Premium at the Euro Clearing Premium have been prorated by a factor of 86.6%. No Euro Notes tendered with a Euro Bid Premium above the Euro Clearing Premium have been accepted in the Euro Tender Offer.

Series of Notes	CUSIP/ISIN No(s).	Total Consideration(1)	Tender Offer Consideration (2)	Accrued Interest(3)
8% Senior Notes due 2014…..	81725W AC7	$370	$340	$33.33
9% Senior Subordinated Notes due 2016………………	XS0252692412 XS0252692925 XS0286076442	€170	€140	€37.50
11.25% Senior Subordinated Notes due 2014………………	XS0378671878 XS0378671282	€185	€155	€23.75
(1)           Consideration payable per $1,000 principal amount of Dollar Notes or €1,000 principal amount of Euro Notes, as the case may be, that were tendered on or prior to the applicable Early Participation Date (as defined in the Offer to Purchase) and that were accepted for purchase, which includes either the $30.00 early participation payment for Dollar Notes tendered in the Dollar Tender Offer or the €30.00 early participation payment for Euro Notes tendered in the Euro Tender Offer.
(2)           Consideration payable per $1,000 principal amount of Dollar Notes or €1,000 principal amount of Euro Notes, as the case may be, that were tendered after the applicable Early Participation Date and on or prior to the Expiration Date and that were accepted for purchase.
(3)           Accrued interest calculated from the last interest payment date up to, but not including, the Dollar Settlement Date or Euro Settlement Date, as applicable, payable per $1,000 principal amount of Dollar Notes or €1,000 principal amount of Euro Notes, as the case may be.

Sensata and STI intend to fund the payment of the Notes purchased in the Tender Offers with cash on hand.

Additional Information

Goldman, Sachs & Co. is the dealer manager for the Tender Offers. Global Bondholder Services Corporation is the Information Agent and Depositary for the Dollar Tender Offer. Lucid Issuer Services Limited is the Information Agent and Tender Agent for the Euro Tender Offer. Questions regarding the Tender Offers should be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-5183 (collect). Requests for documentation relating to the Dollar Tender Offer should be directed to Global Bondholder Services Corporation at (866) 387-1500 (toll-free) or (212) 430-3774 (banks and brokers only). Requests for documentation relating to the Euro Tender Offer should be directed to Lucid Issuer Services Limited at 44 (20) 7704-0880.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offers were made solely pursuant to the Offer to Purchase and related documents. The Tender Offers were not made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers were deemed to be made on behalf of Sensata by the dealer manager, if the dealer manager is a licensed broker or dealer under the laws of such jurisdiction, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Sensata

On April 27, 2006, Sensata, a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated.

Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes. Sensata has business and product development centers in the United States, the Netherlands and Japan; and manufacturing operations in Brazil, China, South Korea, Malaysia, Mexico, and the Dominican Republic, as well as sales offices around the world. Sensata employs approximately 9,000 people worldwide.

Contacts

For Investors:
Patty Campanile
1-508-236-3147
investors@sensata.com
www.sensata.com

For News Media:
Linda Megathlin
1-508-236-1761
lmegathlin@sensata.com
www.sensata.com

Sensata Safe Harbor Statement

Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Sensata’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Sensata’s annual report on Form 10-K for the year ended December 31, 2008 and Sensata’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Sensata’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Sensata does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.